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                                                                   Exhibit 4(v)
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                                                                       VE 26-99

Endorsement                            Endorsement Date:

As of the Endorsement Date, the        As of the Endorsement Date the
following Section is added to the      following changes are made to
Contract.                              the Contract.

THE GUARANTEED ACCOUNT                 MODIFICATION OF THE RIGHT TO
                                       RETURN THE CONTRACT PROVISION
The Guaranteed Account is part of
the general account of the Company.      "Amounts in the Guaranteed
Amounts in the Guaranteed Account        Account will be reflected in the
will be credited with a Guaranteed       calculation of the amount
Interest Rate set by the Company         returned if the Right to Return
for a Guarantee Period set by the        the Contract provision is
Company. No Guaranteed Interest          exercised."
Rate will be less than an annual
effective rate of 3%. A Guaranteed     is added to this provision.
Interest Rate will apply to all
amounts in the Guaranteed Account      MODIFICATION OF THE VARIABLE
for this Contract for the entire       ACCOUNT SECTION
duration of its Guarantee Period.
Interest will be credited to the         "The Contract Value at any time
Guaranteed Account on a daily            cannot be allocated among more
basis. At the end of the Guarantee       than 10 sub-accounts, except with
Period, any remaining assets in the      the consent of the Company; and
Guaranteed Account for this              the Fixed Account and Guaranteed
Contract will be transferred to the      Account will be counted in the
sub-accounts of the Variable             limit of 10.
Account and to the Fixed Account
based on the allocation in effect        The values of a contract depend
for future net purchase payments.        on: the investment performance of
                                         the series in which the sub-
The Company reserves the right: to       accounts are invested; and the
add new Guarantee Periods; and to        interest credited to the Fixed
refuse new deposits to the               Account and to the Guaranteed
Guaranteed Account for certain           Account. You bear the investment
Guarantee Periods.                       risk for the amounts invested in
                                         the sub-accounts for your
You may elect a Guarantee Period         Contract."
subject to the Company's published
rules for availability of the          is substituted for
Guarantee Period. These rules may
include (but are not limited to) a       "The Contract Value at any time
minimum amount to be applied to the      cannot be allocated among more
Guaranteed Account for the               than 10 sub-accounts, except with
Contract.                                the consent of the Company; and
                                         the Fixed Account and Guaranteed
Policy Loans may not be taken            Account will be counted in the
from the Guaranteed Account."            limit of 10.

The Company can postpone for six         The values of a contract depend
months from the date of request:         on: the investment performance of
the payment of the portion of the        the series in which the sub-
Contract's Surrender Proceeds and        accounts are invested; and the
partial surrender proceeds which is      interest credited to the Fixed
in the Guaranteed Account; and           Account. You bear the investment
transfers from the Guaranteed            risk for the amounts invested in
Account. The effective date of the       the sub-accounts for your
transfer is the date on which            Contract."
values are transferred from the
Guaranteed Account.                    in the Sub-Accounts provision.
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MODIFICATION OF THE                      "The fee will not be charged
CONTRACT VALUE SECTION                   against the Fixed Account or the
                                         Guaranteed Account."
  "On or before the Maturity Date
  and while the Contract is in         is substituted for the last
  force other than under a Payment     paragraph of the Annual Fees
  Option, the Contract Value is        provision.
  equal to: the number of
  Accumulation Units standing to         "A partial surrender will reduce
  the credit of the Contract             the Contract's share of the sub-
  multiplied by the applicable           accounts, the Fixed Account and
  Accumulation Unit Value(s); plus       the Guaranteed Account
  the Contract's value in the Fixed      proportionately, unless you
  Account and in the Guaranteed          request otherwise."
  Account."
                                       is substituted for
is substituted for
                                         "A partial surrender will reduce
  "On or before the Maturity Date        the Contract's share of the sub-
  and while the Contract is in           accounts and the Fixed Account
  force other than under a Payment       proportionately, unless you
  Option, the Contract Value is          request otherwise."
  equal to: the number of
  Accumulation Units standing to       in the second paragraph of the
  the credit of the Contract           Surrender of the Contract
  multiplied by the applicable         provision.
  Accumulation Unit Value(s); plus
  the Contract's value in the Fixed    New England Life
  Account."                            Insurance Company
                                       501 Boylston Street,
in the Contract Value provision.       Boston, Massachusetts

  "The Contract's Value in the         ABCD           ABCD
  Guaranteed Account for this          President      Secretary
  Contract is equal to (a) plus (b)
  minus (c); where

  (a) is equal to the portion of
  the net purchase payments applied
  to the Guaranteed Account;

         PLUS

  (b) is equal to any interest
  credited for the Contract to the
  Guaranteed Account; and

  (c) is equal to the total of
  partial surrenders made from the
  Guaranteed Account for the
  Contract;

         PLUS

    the total of transfers out of
    the Guaranteed Account for
    the Contract;

         PLUS

    the total of any charges
    deducted for partial
    surrenders from the
    Guaranteed Account for
    the Contract."

is added to the end of the
Contract Value provision.

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VE-19-99

Endorsement                               or make an absolute assignment
                                          to a plan fiduciary under
As of the Date of Issue of this           another qualified Plan or Trust
Contract, this Endorsement is added       or to the Annuitant when allowed
to the Contract.                          by the terms of the Plan or Trust;
                                          and
In order to qualify this Contract
as an annuity under the federal       3.  Section 457 Plans.
income tax laws, if the Owner does
not hold the Contract in an           If the Contract is used to provide
individual capacity, the Annuitant    benefits under a Plan which is
will be treated as the Owner for      qualified under section 457 of the
the purposes of the Death of Owner    Internal Revenue Code:
provision.
                                      1.  The Plan or Employer must be
DEATH OF OWNER                            the Owner and the Beneficiary; and

Proof of the death of an Owner must   2.  The entire interest is
be sent to the Company. If an Owner       nonforfeitable and nontransferable
dies before the Maturity Date, all        except that the Owner can make a
of the death proceeds must be             change of Owner or make an
distributed within 5 years after          absolute assignment to
the death of an Owner or applied to       a plan fiduciary under another
a Payment Option. Payments under          governmental section 457 Plan or
the Option: must be payable for the       to the Annuitant when allowed by
life of the Beneficiary or for a          the terms of the Plan.
term which is not longer than the
life expectancy of the Beneficiary;   3.  In addition to the provisions under
and must start within one year            Death of Owner, if the Owner dies
after the death of an Owner. If the       before the Maturity Date and the
Beneficiary is the surviving              beneficiary is not the spouse, the
spouse, as Joint Owner or primary         entire interest in the Contract must
Beneficiary, the Contract may be          be distributed during a period not
continued with the surviving spouse       to exceed fifteen years.
as the new Owner.
                                      4.  If the Plan Sponsor is the Owner of
QUALIFIED PLANS                           the Contract, notwithstanding any
                                          provision of this contract to the
If the Contract is used to provide        contrary: The Contractholder, as
benefits under a Plan or Trust            trustee and/or Owner of the Contract,
which is qualified under section          shall hold all Plan assets held under
401 of the Internal Revenue Code          this annuity contract for the
(the {Code"):                             exclusive benefit of plan participants
                                          and beneficiaries. The annuity
1.  The qualified Plan or Trust must      contract shall be treated as a trust
    be the Owner and the Beneficiary;     for purposes of Code Sections 457(g)
                                          and 401(f),
2.  The entire interest is
    nonforfeitable and nontransferable
    except that the Owner can make a
    change of Owner
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   and no portion of the amount
   deposited into the contract, or
   the earnings thereon, may be
   used for, or diverted to, any
   purpose other than for the
   exclusive benefit of plan
   participants and beneficiaries
   prior to the satisfaction of all
   liabilities with respect to
   participants and their
   beneficiaries.

NEW ENGLAND LIFE INSURANCE COMPANY
501 Boylston Street,
Boston, Massachusetts
ABCD                      ABCD
President                 Secretary